UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2005

Edentify, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-26909	91-1280046
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

74 West Broad St., Suite 350, Bethlehem, Pennsylvania		18018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610.814.6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Eric J. Gertler has been elected to the Board of Directors of the Company as of September 12, 2005 to serve as a board member until the earlier of the next annual meeting of the shareholders of the Company or until his successor has been duly qualified and elected. Mr. Gertler is presently and has been, since January of 2003, the managing member of EJG Enterprises, LLC. From March of 2004 through the present, he has been the CEO of BlackBook Media Corporation. From June 2000 through January 2003, Mr. Gertler was the CEO of Privista, an identity theft protection and credit management company acquired by Equifax. Prior to Privista, Mr. Gertler spent over a decade in a variety of senior management positions in the media industry, most notably as President of U.S. News & World Report, Fast Company, and The Atlantic Monthly.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edentify, Inc.

September 12, 2005	By:	Terrence DeFranco

Name: Terrence DeFranco
Title: Chief Executive Officer